SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 22, 2010
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events
     On April 22, 2010, Levi Strauss & Co. announced that it commenced a cash tender offer and consent solicitation for any and all of its $446.21 million aggregate principal amount of 9 3/4% Senior Notes due 2015 and €250 million aggregate principal amount of 8 5/8% Senior Notes due 2013. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1.
     On April 22, 2010, the company also announced that it commenced a private placement of $460 million aggregate principal amount of senior notes due 2020 and €275 million aggregate principal amount of senior notes due 2018. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits
Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 22, 2010, announcing Levi Strauss & Co.’s cash tender offer and consent solicitation.

99.2	Press Release, dated April 22, 2010, announcing Levi Strauss & Co.’s senior notes offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: April 22, 2010	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller

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